Exhibit (A)(18)
ICON FUNDS
AMENDMENT NO. 17 TO MASTER TRUST AGREEMENT
AMENDMENT No. 17 to the Master Trust Agreement of ICON Funds effective as of January 24, 2011, at Greenwood Village, Colorado.
WITNESSETH:
WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996, as amended (the “Agreement”) of ICON Funds (the “Trust”), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and
WHEREAS, by unanimous vote, all the Trustees of the Trust desire to amend Section 4.2 of the Master Agreement to rename the ICON Leisure and Consumer Staples Fund to ICON Consumer Staples Fund; and
WHEREAS, by unanimous vote, all the Trustees of the Trust desire to abolish ICON Asia-Pacific Region Fund Class I, and pursuant to section 4.1 of the Master Trust Agreement can do so because the Classes have no shareholders; and
WHEREAS, by a unanimous vote, all the Trustees of the Trust desire to amend Section 4.2 of the Master Trust Agreement to reflect the abolition of ICON Asia-Pacific Fund Class I; and
WHEREAS, by a unanimous vote, all the Trustees of the Trust duly adopted the amendment to the Agreement as of November 15, 2010 and authorized the same to be filed with the Secretary of the State of the Commonwealth of Massachusetts and to become effective as of January 24, 2011;
NOW, THEREFORE, the undersigned Donald Salcito, Vice President and Secretary of the Trust, pursuant to the authorization described above, hereby forward for filing this amendment to Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:
Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees’ authority to establish further sub-trusts and classes pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts and classes:

FUNDS/CLASSES WITH NO DISTRIBUTION PLAN
(CLASS Q, CLASS S AND CLASS Z)
ICON Bond Fund — Class Z
ICON Core Equity Fund — Class Z
ICON Equity Income Fund — Class Z
ICON Long/Short Fund — Class Z
ICON Risk-Managed Equity Fund — Class Z
ICON Asia-Pacific Region Fund — Class S
ICON Europe Fund — Class S
ICON International Equity Fund — Class S, Class Q, and Class Z
ICON Consumer Discretionary Fund — Class S
ICON Consumer Staples Fund — Class S
ICON Energy Fund — Class S
ICON Financial Fund — Class S
ICON Healthcare Fund — Class S
ICON Industrials Fund — Class S
ICON Information Technology Fund — Class S
ICON Materials Fund — Class S
ICON Telecommunication & Utilities Fund — Class S
FUNDS/CLASSES WITH DISTRIBUTION PLAN
(CLASS C, CLASS I and CLASS A)
ICON Bond Fund — Class A, Class C and Class I
ICON Core Equity Fund — Class A, Class C, and Class I
ICON Equity Income Fund — Class A, Class C, and Class I
ICON Long/Short Fund — Class A, Class C and Class I
ICON Risk-Managed Equity Fund — Class A, Class C and Class I
ICON Asia-Pacific Region Fund — Class A and Class C
ICON Europe Fund — Class A and Class C
ICON International Equity Fund — Class A, Class C, and Class I
ICON Consumer Discretionary Fund — Class A and Class C
ICON Consumer Staples Fund — Class A and Class C
ICON Energy Fund — Class A and Class C
ICON Financial Fund — Class A and Class C
ICON Healthcare Fund — Class A and Class C
ICON Industrials Fund — Class A and Class C
ICON Information Technology Fund — Class A and Class C
ICON Materials Fund — Class A and Class C
ICON Telecommunication & Utilities Fund — Class A and Class C

IN WITNESS WHEREOF, my hand as of this 12th day of January, 2011.

/s/ Donald Salcito
Donald Salcito, Vice President and Secretary

STATE OF COLORADO	)
	)	ss:
COUNTY OF ARAPAHOE	)
Before me, a Notary Public in and for said county and state, personally appeared the above Donald Salcito, who acknowledged that he did sign the foregoing instrument in the capacity indicated, and that the same is his free act and deed on this 12th day of January, 2011.

Signature of Notary Public:
My Commission Expires: